Exhibit 99.5

Intellicell BioSciences Inc. and Subsidiary
UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET
As of March 31, 2011
	Historical
	IntelliCell BioSciences Inc	Media Exchange Group Inc.	Pro Forma Adjustments Merger			Pro Forma Adjustments Spin Off		Pro Forma Combined
Current assets:
Cash	$194,227	$-	-			-		$194,227
Accounts receivable	10,200	-	-			-		10,200
Prepaid Expenses	12,561	-	-			-		12,561
Total current assets	216,988	-						216,988
Property, plant and equipment - net	68,792	-	-			-		68,792
	$285,780	$-						$285,780
Current liabilities:
Convertible debentures	$161,290	$-	-			-		$161,290
Notes payable, related parties	-	652,983	(128,047)	(1)		(524,936)	(7)	-
Notes payable	-	2,540,510	(222,794)	(1	),(5),(4)	(1,192,921)	(7)	1,124,795
Accounts payable and accrued expenses	104,465	438,741	(228,414)	(1	),(4)	-		314,792
Deposits	45,000	-	-			-		45,000
Derivative liabilities	48,000	311,500	(311,500)	(3)		-		48,000
Accrued compensation	235,432	1,481,551	(1,481,551)	(1	),(2)	-		235,432
Accrued liabilities , related parties	281,000	21,003						302,003
Total current liabilities	875,187	5,446,288						2,231,312
Stockholders’ deficit :
Preferred Stock -Series A	-	1,500	(1,500)	(3)		-		-
Preferred Stock -Series B	-	-	20,521	(6)				20,521
Preferred Stock -Series C	-	-	12,123	(1)				12,123
Common stock	18,551	499	1,263	(4	),(5),(6)	-		20,313
Additional paid in capital	1,029,239	16,792,338	2,610,400	(1	),(3),(6)			20,431,976
Accumulated deficit	(1,637,197)	(22,240,625)	(270,500)	(2	),(5)	1,717,857	(7)	(22,430,465)
Total stockholders’ deficit	(589,407)	(5,446,288)						(1,945,532)
	$285,780	$-	$-			$-		$285,780

See accompanying notes to the unaudited pro forma condensed combined balance sheet and statement of loss.

Intellicell BioSciences Inc. and Subsidiary
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENTS OF LOSS
For the three months ended March 31, 2011
	Historical
	IntelliCell BioSciences Inc	Media Exchange Group Inc.	Pro Forma Adjustments Merger			Pro Forma Adjustments Spin Off		Pro Forma Combined
Revenues	$-	$-	$-			$-		$-

Cost of goods sold	-	-	-			-		-

Gross margin	-	-						-

Operating Expenses
Research and development	92,888	-	-			-		92,888
Selling, general and administrative	1,080,031	448,026	(230,000)	(2	),(4)	-		1,298,057
	1,172,919	448,026						1,390,945
Other income (expense)
Change in fair value of warrant derivative liability	(9,290)	(59,695)	311,500	(3)		-		242,515
Interest expense, related parties	-	(48,322)				-		(48,322)
Interest expense, net	-	(296,326)	(812,000)	(5)		-		(1,108,326)
	(9,290)	(404,343)						(413,633)

Gain on disposal of business segment						1,717,857	(7)	1,717,857

Loss before income taxes	(1,182,209)	(852,369)						(86,721)

Provision for income taxes	-	-	-			-		-
								-
Net loss	$(1,182,209)	$(852,369)	$(270,500)			$1,717,857		$(587,221)

Basic and diluted loss per common share		$(1.71)						$(0.03)

Basic and diluted weighted average common shares outstanding		498,921						17,238,399

See accompanying notes to the unaudited pro forma condensed combined balance sheet and statement of loss.

Intellicell BioSciences Inc. and Subsidiary
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET AND STATEMENT OF INCOME
As of March 31, 2011

Merger:
(1)
Record settlement agreements with the holders of an aggregate of $1,619,606 of indebtedness to the Company, comprised of accrued compensation in the amount of $1,201,551, promissory notes in the principal amount of $263,707 plus accrued interest of $9.398 less unamortized debt discounts of $83,264 and accrued expenses totaling $228,414 (the “Series C Debt”), which included $,1,201,551 of accrued compensation, $128,047 of notes payable  held or made by affiliates of the Company, pursuant to which such persons agreed to settle and compromise such Series C Debt in exchange for the issuance of an aggregate of 12,123 shares of series C preferred stock. The table below summarizes these transactions:

	Principal	Interest	Discount	Total
Notes payable	$58,758	$3,036	$-	$61,794
Notes payable, related parties	204,949	6,362	(83,264)	128,047
	263,707	9,398	(83,264)	189,841
Accrued compensation	1,201,551			1,201,551
Accrued expenses	228,214	-	-	228,214
	$1,693,472	$9,398	$(83,264)	$1,619,606

(2) Record agreements with the holders of an aggregate of $280,000 of accrued compensation, pursuant to which such persons agreed to forgive all amounts owed to the Company.

(3)
A former controlling shareholder entered into a return to treasury agreement pursuant to which he agreed to return to the Company for cancellation all of shares of series A preferred stock of the Company that had previously been issued to him (150,000 shares). The Company then cancelled those shares at the closing of the Merger.  The Company had recorded a derivative liability with a balance of $311,500 at March 31, 2011 related to its Series A preferred stock which was recognized as other income upon retirement of the series A preferred stock.

(4)
Record agreements with the holders of (i) an aggregate of $86,000 of notes and $50,000 in accrued expenses pursuant to which such persons agreed to settle and compromise such debt in exchange for the issuance of an aggregate of 262,500 shares of common stock.

(5)
Record the Company's agreement to amend $375,000 in notes payable pursuant to which the note holder agreed to amend such note to make it convertible into an aggregate of 187,500 shares of common stock of the Company (based upon a conversion price of $2.00 per share). In addition, the Company issued an aggregate of 1,000,000 shares of common stock pursuant to a settlement and compromise with a debt holder of the Company.

(6)
Issuance of an aggregate of 15,476,978 shares of common stock to the holders of an aggregate of 7,975,768 of IntelliCell’s common stock, and 20,521 shares of the Company’s series B preferred stock to Dr. Steven Victor, the principal shareholder of Intellicell, in exchange for an aggregate of 10,575,482 shares of IntelliCell’s common stock, in exchange for 100% of the issued and outstanding shares of Intellicell common stock based upon an effective exchange rate of 1.94 shares of the Company for each share of Intellicell common stock held. Each share of series B preferred stock shall be convertible into 1,000 shares of the Company’s common stock.

Spinoff:
(7)
Sale all of the Company rights, title and interests to, and agreements relating to, its digital trading card business and platform as well as all other intangible assets of the business in exchange for Consorteum assuming an aggregate  amount of $1,717,857 of indebtedness including $1,477,052 of principal, $250,695 of accrued interest and net of $9,890 in unamortized discount. Included in the foregoing is note to affiliated persons/companies totaling $524,935 inclusive of accrued interest of $74,935.

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